                                                                               .
                                                                               .
                                                                               .

                                                                 Exhibit (n)(ii)

                                SCHEDULE A TO THE
                             MULTIPLE CLASS PLAN OF
                              SCHWAB CAPITAL TRUST

Name of Fund and Class                Shareholder Service     Transfer Agency Fee (as
----------------------                --------------------    -----------------------
                                      Fee (as a percentage    a percentage of average
                                      --------- -----------   - ---------------------
                                      of average daily net    daily net assets of the
                                      --------------------    --------- -------------
                                      assets of the Fund      Fund Class)
                                      -------------------     -----------
                                      Class)
                                      ------
A.  Group I

Schwab S&P 500 Fund-Investor Shares            0.20%                   0.05%

Schwab S&P 500 Fund-e.Shares                   0.05%                   0.05%

Schwab S&P 500 Fund-Select Shares              0.05%                   0.05%

B.  Group II

Schwab International Index                     0.20%                   0.05%
Fund-Investor Shares

Schwab International Index                     0.05%                   0.05%
Fund-Select Shares

Schwab Small-Cap Index Fund-                   0.20%                   0.05%
Investor Shares

Schwab Small-Cap Index Fund-                   0.05%                   0.05%
Select Shares

Schwab Total Stock Market Index                0.20%                   0.05%
Fund-Investor Shares

Schwab Total Stock Market Index                0.05%                   0.05%
Fund-Select Shares

Schwab Small-Cap Equity                        0.20%                   0.05%
Fund-Investor Shares

Schwab Small-Cap Equity Fund-Select            0.05%                   0.05%
Shares

Schwab Dividend Equity Fund --                 0.20%                   0.05%
Investor Shares

                                                                 Exhibit (n)(ii)

Schwab Dividend Equity Fund --                 0.05%                   0.05%
Select Shares

Schwab Hedged Equity Fund --                   0.20%                   0.05%
Investor Shares

Schwab Hedged Equity Fund --                   0.05%                   0.05%
Select Shares

Laudus International MarketMasters             0.20%                   0.05%
Fund -- Investor Shares (formerly
known as Schwab International
MarketMasters Fund -- Investor Shares)

Laudus International MarketMasters             0.15%                   0.05%
Fund -- Select Shares (formerly known
as Schwab International
MarketMasters Fund -- Select Shares)

Laudus U.S. MarketMasters Fund --              0.20%                   0.05%
Investor Shares (formerly known as
Schwab U.S. MarketMasters Fund --
Investor Shares)

Laudus U.S. MarketMasters Fund --              0.15%                   0.05%
Select Shares (formerly known as
Schwab U.S. MarketMasters Fund --
Select Shares)

Laudus Balanced MarketMasters Fund --          0.20%                   0.05%
Investor Shares (formerly known as
Schwab Balanced MarketMasters Fund --
Investor Shares)

Laudus Balanced MarketMasters Fund --          0.15%                   0.05%
Select Shares (formerly known as
Schwab Balanced MarketMasters Fund --
Select Shares)

Laudus Small-Cap MarketMasters Fund --         0.20%                   0.05%
Investor Shares (formerly known as
Schwab Small-Cap MarketMasters Fund --
Investor Shares)

Laudus Small-Cap MarketMasters Fund --          0.15%                   0.05%
Select Shares (formerly known as
Schwab Small-Cap MarketMasters Fund --
Select Shares)

                                                                 Exhibit (n)(ii)

Schwab Premier Equity Fund --                  0.20%                   0.05%
Investor Shares

Schwab Premier Equity Fund -- Select           0.05%                   0.05%
Shares

Schwab Large-Cap Growth Fund --                0.20%                   0.05%
Investor Shares

Schwab Large-Cap Growth Fund --                0.05%                   0.05%
Select Shares

                                            SCHWAB CAPITAL TRUST

                                            By:   /s/ Evelyn Dilsaver
                                                  -------------------
                                                  Evelyn Dilsaver,
                                                  President and
                                                  Chief Executive Officer

Dated as of August 9, 2005